SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On February 24, 2005, FTI Consulting, Inc. (“FTI”) held a conference call relating to its announcement of the execution of a definition material contract on February 16, 2005 for the acquisition of substantially all of the assets and certain liabilities of the Ringtail Group. The full text of the transcript of the conference call is set forth in Exhibit 99.1 hereto.

The Transcript contains some questions and FTI’s responses regarding FTI’s revenues, Ringtail’s revenues, and projected and pro forma revenues of our technology business operations, as well as earnings before interest, taxes, depreciation and amortization (EBITDA) and projected/pro forma EBITDA and EBITDA and projected/pro forma EBITDA margins. Although EBITDA and projected/pro forma EBITDA are not measures of financial condition or performance determined in accordance with Generally Accepted Accounting Principles, FTI uses EBITDA to value businesses it acquires or anticipates acquiring. EBITDA and projected/pro forma EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. During the conference call, FTI also discussed and responded to questions regarding the possible impact of the Ringtail acquisition on FTI’s outlook, our outlook for our technology business and potential return on investment.

The information included herein, including Exhibit 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Transcript of February 24, 2005, conference call of FTI Consulting, Inc.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: February 28, 2005	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of February 24, 2005, conference call of FTI Consulting, Inc.